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                                                                     Exhibit 4.7

                    MANAGEMENT AND EMPLOYEE SHAREHOLDERS' AND
                             SUBSCRIPTION AGREEMENT


                  MANAGEMENT AND EMPLOYEE SHAREHOLDERS' AND SUBSCRIPTION AGREEMENT (the "AGREEMENT"), dated as of December 20, 1999, among TA I Limited, a limited liability company organized under the laws of England and Wales (the "COMPANY"), Mourant & Co. Trustees Limited, the Trustee of a trust organized by the Company (the "TRINITY TRUSTEE"), and the individual (the "PURCHASER") who has duly completed, executed and delivered the Master Subscription and Acceptance Form, a copy of which is attached hereto as Annex I (the "MASTER ACCEPTANCE FORM") and deemed to be a part hereof.


                              W I T N E S S E T H :
                               - - - - - - - - - -

                  WHEREAS, a number of key employees of the Company and its subsidiaries and associated entities (collectively, "WILLIS") have previously made investments in management ordinary shares, par value L0.10 per share, of the Company (herein referred to as the "ORDINARY SHARES") pursuant to one or more Management and Employee Shareholders' and Subscription Agreements;

                  WHEREAS, the Company has made available to the Purchaser, the opportunity to subscribe for additional Ordinary Shares, or to subscribe for Ordinary Shares for the first time, as the case may be;

                  WHEREAS, the Purchaser desires to subscribe for and purchase, and the Company desires to sell to the Purchaser, the aggregate number of its Ordinary Shares set forth by the Purchaser on the Master Acceptance Form (each a "PURCHASED SHARE" and, collectively, the "PURCHASED SHARES") at the purchase price per share of 200p (the "PER SHARE PURCHASE PRICE") and will receive a certain number of (i) time options to purchase Ordinary Shares ("TIME OPTIONS") and (ii) performance options to purchase Ordinary Shares ("PERFORMANCE OPTIONS", and together with Time Options, "OPTIONS"), each pursuant to the terms of the Amended and Restated 1998 Share Purchase and Option Plan for Key Employees of TA I Limited (the "OPTION PLAN") and the "SHARE OPTION AGREEMENT" to be entered into in connection herewith; and

                  WHEREAS, this Agreement is one of several other agreements (the "OTHER MANAGEMENT AND EMPLOYEE SHAREHOLDERS' AGREEMENTS") which have been previously, or which in the future will be, entered into among the Company, the Trinity Trustee and other individuals who are or will be key employees and/or managers and directors of the Company or one of its subsidiaries and Associated Entities (collectively, the "OTHER MANAGEMENT AND EMPLOYEE SHAREHOLDERS").

                  NOW, THEREFORE, to implement the foregoing and in consideration of the mutual agreements contained herein, the parties hereto hereby agree as follows:


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1. PURCHASE AND SALE OF ORDINARY SHARES.

                  (a) PURCHASE OF ORDINARY SHARES. Subject to all of the terms and conditions of this Agreement, the Purchaser hereby subscribes for and shall purchase, and the Company shall issue and sell to the Purchaser, the Purchased Shares at a purchase price equal to the Per Share Purchase Price at the Closing provided for in Section 2(a) hereof. Notwithstanding anything in this Agreement to the contrary, the Company shall have no obligation to issue and sell any Ordinary Shares to (i) any person who will not be either an employee or a manager or director of the Company or a direct or indirect subsidiary of the Company or of an Associated Entity (and for this purpose with regard to employees resident in the United Kingdom, the term "subsidiary" will have the meaning given in Section 736 of the United Kingdom Companies Act 1985) immediately following the Closing or (ii) any person who is a resident of a jurisdiction in which the sale of Ordinary Shares to such person would constitute a violation of the securities, "blue sky" or other laws of such jurisdiction.

                  (b) CONSIDERATION. Subject to all of the terms and conditions of this Agreement, the Purchaser shall deliver to the Company at the Closing (by means of either an official bank check, a check drawn on a London clearing bank or an electronic funds transfer), in pounds sterling, in an amount equal to the Subscription Price set forth on Annex A hereto.

                  (c) EXECUTION OF DOCUMENTS. Notwithstanding anything to the contrary in this Section 1, the Company shall not have any obligation to issue any Purchased Shares unless and until the Company is satisfied, in its sole discretion, that (i) the Purchaser has duly executed and delivered this Agreement and (ii) payment of the Subscription Price is made in accordance with the provisions of Section 1(b) above.

2. CLOSING.

                  (a) TIME AND PLACE. Except as otherwise mutually agreed by the Company and the Purchaser, the closing (the "CLOSING") of the transaction contemplated by this Agreement shall be held at the offices of the Company Secretary, Ten Trinity Square, London EC3P 3AX, England on or about December 20, 1999 (the "CLOSING DATE").

                  (b) CLOSING. At the Closing, (I) the Company shall deliver to the Trinity Trustee a stock certificate registered in the Purchaser's name and representing the number of Purchased Shares subscribed for pursuant hereto, which certificate shall bear the legends set forth in Section 3(b) (which certificate will be held by the Trinity Trustee until the Purchaser no longer has an actual or contingent obligation to transfer Purchased Shares under this Agreement or any agreement referred to in this Agreement; the Trinity Trustee will deliver the certificate to the Company on behalf of the Purchaser when the Purchaser is required to do so under this Agreement or any agreement referred to in this Agreement), and (II) the Purchaser shall deliver to the Company (by means of either an official bank check, a check drawn on a London clearing bank or an electronic funds transfer), in pounds sterling, in an amount equal to the Subscription Price set forth on Annex A hereto.


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3. PURCHASER'S REPRESENTATIONS, WARRANTIES AND COVENANTS.

                  (a) The Purchaser agrees and acknowledges that the Purchaser will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (any such act being referred to herein as a "TRANSFER") any Purchased Shares or, at the time of exercise, the Ordinary Shares issuable upon exercise of the Options (the "OPTION SHARES" and, collectively with the Purchased Shares, the "SHARES") unless such transfer complies with Section 4 of this Agreement. If the Purchaser is an "AFFILIATE" (as defined under Rule 405 of the rules and regulations promulgated under the Act (as defined below) and as interpreted by the Board of Directors of the Company (the "BOARD")) of the Company (an "AFFILIATE"), the Purchaser also agrees and acknowledges that the Purchaser will not transfer any Shares unless:

                  (i) the transfer is pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the rules and regulations in effect thereunder (the "ACT"), and in compliance with applicable provisions of U.S. state securities laws, OR

                  (ii) (A) counsel for the Purchaser (which counsel shall be reasonably acceptable to the Company) shall have furnished the Company with an opinion, satisfactory in form and substance to the Company, that no such registration is required because of the availability of an exemption from registration under the Act and (B) if the Purchaser is a citizen or resident of any country other than the United States, or the Purchaser desires to effect any transfer in any such country, counsel for the Purchaser (which counsel shall be reasonably satisfactory to the Company) shall have furnished the Company with an opinion or other advice reasonably satisfactory in form and substance to the Company to the effect that such transfer will comply with the securities laws of such jurisdiction.

Notwithstanding the foregoing, the Company acknowledges and agrees that any of the following transfers are deemed to be in compliance with the Act and this Agreement and no opinion of counsel is required in connection therewith: (x) a transfer made pursuant to Section 5, 6 or 7 hereof, (y) a transfer upon the death of the Purchaser to his or her executors, administrators, testamentary trustees, legatees or beneficiaries (the "PURCHASER'S ESTATE") or a transfer to the executors, administrators, testamentary trustees, legatees or beneficiaries of a person who has become a holder of Shares in accordance with the terms of this Agreement, provided that it is expressly understood that any such transferee shall be bound by the provisions of this Agreement and the transferee agrees in writing to be bound by the terms and conditions hereof and (z) a transfer made after the Closing Date in compliance with the U.S. federal securities laws and the securities laws of any other applicable jurisdiction to a trust or custodianship the beneficiaries of which may include only the Purchaser, his or her spouse or his or her lineal descendants (including children by adoption and step children) (a "PURCHASER'S TRUST"), provided that such transfer is made expressly subject to this Agreement and that the transferee agrees in writing to be bound by the terms and conditions hereof.

                  (b) The certificate (or certificates) representing the Shares shall bear the following legends:


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                  "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE
                  TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF THE MANAGEMENT AND EMPLOYEE SHAREHOLDERS' AND SUBSCRIPTION AGREEMENT DATED AS OF DECEMBER 20, 1999 AMONG TA I LIMITED (THE "COMPANY"), MOURANT & CO. TRUSTEES LIMITED, THE TRUSTEE OF A TRUST ORGANIZED BY THE COMPANY, AND THE PURCHASER NAMED ON THE FACE HEREOF AND THE MEMORANDUM AND ARTICLES OF ASSOCIATION OF THE COMPANY (COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY)."

                  and, for Georgia residents:

                  "THE SHARES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON PARAGRAPH
                  (13) OF CODE SECTION 10-5-9 OF THE "GEORGIA SECURITIES ACT OF 1973," AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT."

                  and, for any offering of sale in Italy:

                  "THE SHARES MAY BE NOT OFFERED, SOLD OR DELIVERED IN THE REPUBLIC OF ITALY UNLESS THE OFFER IS IN COMPLIANCE WITH THE REQUIREMENTS OF LAW NO. 216 OF 7 JUNE 1974, AS AMENDED, OR
                  ARTICLE 94 AND ONWARDS OF LEGISLATIVE DECREE NO. 58 OF 24 FEBRUARY 1998, ITS FULL IMPLEMENTATION. IN PARTICULAR, THE SHARES SHOULD BE OFFERED EXCLUSIVELY THROUGH PRIVATE PLACEMENT IN ITALY AND MAY NOT BE OFFERED OR SOLD OR RESOLD TO THE PUBLIC IN ITALY IN CIRCUMSTANCES WHICH WOULD QUALIFY SUCH OFFER OR SALE AS A PUBLIC OFFER AS DEFINED UNDER ITALIAN LAW."

                  (c) The Purchaser acknowledges that the Purchaser has been advised that: (i) a restrictive legend in the form heretofore set forth shall be placed on the certificates representing the Shares and (ii) a notation shall be made in the appropriate records of the Company indicating that the Shares are subject to restrictions on transfer and appropriate stop-transfer restrictions will be issued to the Company's transfer agent with respect to the Shares. If the Purchaser is an Affiliate, the Purchaser also acknowledges that (1) the Shares must be held indefinitely and the Purchaser must continue to bear the economic risk of the investment in the Shares unless they are subsequently registered under the Act or an exemption from such registration is available,
(2) when and if Shares may be disposed of without registration in reliance on Rule 144 of the rules and regulations promulgated under the Act, such disposition can be made only in limited amounts in accordance with the terms and conditions of such Rule and (3) if the Rule 144 exemption is not available, public sale without registration will require compliance with some


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other exemption under the Act. The Company acknowledges that a Purchaser who is resident outside the United States may, subject to applicable law and the restrictions on transfer set forth herein and in the Articles of Association of the Company (the "ARTICLES"), transfer Shares outside the United States in accordance with Regulation S under the Act.

                  (d) If any Shares are to be transferred in accordance with Rule 144 or Regulation S under the Act or otherwise, the Purchaser shall promptly notify the Company of such intended transfer and shall deliver to the Company at or prior to the time of such transfer such documentation as the Company may reasonably request in connection with such transfer and, in the case of a transfer pursuant to Rule 144, shall deliver to the Company an executed copy of any notice on Form 144 (or any successor form) required to be filed with the Securities and Exchange Commission (the "SEC").

                  (e) The Purchaser agrees that, if any voting or non-voting ordinary shares of the Company (together, the "COMMON SHARES") are offered to the public pursuant to an effective registration statement under the Act (other than registration of securities issued under an employee plan) and/or pursuant to a floatation on the London Stock Exchange or other underwritten offering outside the United States, the Purchaser will not effect any public sale or distribution of any Ordinary Shares not covered by such registration statement from the time of the receipt of a notice from the Company that the Company has filed or imminently intends to file such registration statement or to commence such floatation to, or within 180 days after, the effective date of such registration statement or the completion of such floatation, unless otherwise agreed to in writing by the Company.

                  (f) The Purchaser represents and warrants that (i) the Purchaser has received and reviewed (a) the prospectus relating to the offer by Willis Corroon Corporation to exchange all of its 9% Senior Subordinated Notes due 2009 for its 9% Senior Subordinated Notes due 2009 that have been registered under the Securities Act of 1933, (b) the 1998 year-end accounts of TA I Limited, (c) the June 30, 1999 six-month accounts of TA I Limited, (d) the Articles, (e) the Option Plan, (f) the Share Option Agreement, (g) the Sale Participation Agreement, (h) the Registration Rights Agreement and (i) this Agreement, certain of which documents set forth the rights, preferences, and restrictions relating to the Shares, (ii) the Purchaser has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such information, the Company and its subsidiaries and Associated Entities and the business and prospects of the Company and its subsidiaries and Associated Entities which the Purchaser deems necessary to evaluate the merits and risks related to the Purchaser's investment in the Shares and to verify the information received as indicated in this
Section 3(f), and he or she has relied solely on such information.

                  (g) The Purchaser further represents and warrants that (i) the Purchaser's financial condition is such that the Purchaser can afford to bear the economic risk of holding the Shares for an indefinite period of time and has adequate means for providing for the Purchaser's current needs and personal contingencies, (ii) the Purchaser can afford to suffer a complete loss of his or her investment in the Shares, (iii) the Purchaser understands and has taken cognizance of all risk factors related to the purchase of the Shares, (iv) the Purchaser's knowledge and experience in financial and business matters are such that the Purchaser is capable of evaluating the merits and risks of the Purchaser's purchase of the Shares as contemplated by this Agreement


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or, in the alternative, the Purchaser has obtained such professional advice as the Purchaser determined was necessary to enable the Purchaser to evaluate such merits and risks and (v) the Purchaser is an employee and/or a manager of the Company or one of its subsidiaries or Associated Entities.

4. RESTRICTION ON TRANSFER. Except for transfers permitted by clauses (x), (y) and (z) of Section 3(a) or sales of Shares pursuant to an effective registration statement under the Act filed by the Company as contemplated by Section 10 hereof or pursuant to the Sale Participation Agreement, the Purchaser agrees that the Purchaser will not transfer any Shares at any time prior to the sixth anniversary of the Closing Date. No transfer of any such shares in violation hereof shall be made or recorded on the books of the Company and any such transfer shall be void and of no effect. The Articles require the Directors of the Company to refuse to register a transfer attempted to be made in violation of the terms hereof.

5. RIGHT OF FIRST REFUSAL. If, at any time after the sixth anniversary of the Closing Date and prior to a Public Offering (as hereinafter defined), the Purchaser receives a bona fide offer to purchase any or all of the Purchaser's Shares (the "OFFER") from a third party (the "OFFEROR") which the Purchaser wishes to accept, the Purchaser shall cause the Offer to be reduced to writing and shall notify the Company in writing of the Purchaser's wish to accept the Offer. The Purchaser's notice shall contain an irrevocable offer to sell such Shares to the Trinity Trustee (in the manner set forth below) at a purchase price equal to the price contained in, and on the same terms and conditions of, the Offer, and shall be accompanied by a copy of the Offer (which shall identify the Offeror). The Company shall forward such notice to the Trinity Trustee within seven days of its receipt by the Company. At any time within 20 days after the date of the receipt by the Trinity Trustee of the Purchaser's notice, the Trinity Trustee shall have the right and option to purchase, or to arrange for a third party to purchase, all of the Shares covered by the Offer either (i) at the same price and on the same terms and conditions as the Offer or (ii) if the Offer includes any consideration other than cash, then at the sole option of the Trinity Trustee, at the equivalent all cash price, determined in good faith by the Trinity Trustee, by delivering a certified bank check or checks in the appropriate amount (and any such non-cash consideration to be paid) to the Purchaser at the principal office of the Company against delivery of certificates or other instruments representing the Shares so purchased (and such other documents as the Trinity Trustee may reasonably require), appropriately endorsed by the Purchaser. If at the end of such 20 day period, the Trinity Trustee has not tendered the purchase price for such shares in the manner set forth above, the Purchaser may during the succeeding 20 day period sell not less than all of the Shares covered by the Offer to the Offeror at a price and on terms no less favorable to the Purchaser than those contained in the Offer. Promptly after such sale, the Purchaser shall notify the Company of the consummation thereof and shall furnish such evidence of the completion and time of completion of such sale and of the terms thereof as may reasonably be requested by the Company. If, at the end of 20 days following the expiration of the 20 day period for the Trinity Trustee to purchase the Shares, the Purchaser has not completed the sale of such Shares as aforesaid, all the restrictions on sale, transfer or assignment contained in this Agreement shall again be in effect with respect to such Shares.


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6. PURCHASER'S SALE OF SHARES TO THE TRINITY TRUSTEE AND PURCHASER'S SALE OF
OPTIONS TO THE COMPANY UPON THE PURCHASER'S DEATH OR DISABILITY. (a) Except as otherwise provided herein, if, prior to the sixth anniversary of the Closing Date, (x)(i) the Purchaser is still in the employ of, or still acts in a managerial or directorial capacity in respect of, the Company or any subsidiary or Associated Entity of the Company or (ii) the Purchaser has retired from the Company or one of its subsidiaries or Associated Entities at age 65 or over (or such other age as applies in the applicable jurisdiction or with respect to certain classes of Purchasers pursuant to an existing, written Willis policy or employment agreement, or as may be approved by the Board) after having been employed by or having acted in a managerial or directorial capacity for the Company or any subsidiary or Associated Entity of the Company for at least three years after the Closing Date (retirement in such circumstances is referred to as a "QUALIFIED RETIREMENT") and (y) the Purchaser either dies or becomes "PERMANENTLY DISABLED" (as defined herein), then the Purchaser, the Purchaser's Estate or a Purchaser's Trust (each, a "PURCHASER ENTITY"), shall, for twelve
(12) months following the date of death or permanent disability, have the right:

                  (A) with respect to the Shares, to sell to the Trinity Trustee, and the Trinity Trustee shall be required to purchase, on one occasion, all or any portion of the Shares then held by each of the applicable Purchaser Entities, at the Section 6(a) Repurchase Price, as determined in accordance with
Section 8 hereof; and

                  (B) with respect to the exercisable Options, to require the Company to pay to the applicable Purchaser Entities an additional amount equal to the Option Excess Price (as defined in Section 9(b)), if any, as provided in
Section 9(b)(ii); PROVIDED, HOWEVER, that if the Purchaser is resident in the United Kingdom for purposes of U.K. national insurance regulations, then the Purchaser Entities shall not be entitled to receive the Option Excess Price with respect to exercisable Options but shall instead be required to exercise their exercisable Options in order to be entitled to receive payment for the Option Shares issued in respect thereof upon purchase by the Trinity Trustee of such Option Shares pursuant to the preceding clause (A). Notwithstanding anything to the contrary provided herein, all Options will vest and become exercisable upon the Purchaser's death or permanent disability only if such death or disability occurs while the Purchaser is employed by the Company or a subsidiary thereof. Options will be automatically terminated as set forth in Section 9(b)(i).

         (b) In the event the applicable Purchaser Entities intend to exercise their rights pursuant to Section 6(a), such Purchaser Entities shall send a single, combined written notice to the Company of their intention to sell Shares in exchange for the payment referred in Section 6(a)(A) and/or to terminate such Options in exchange for the payment referred to in Section 6(a)(B) and shall indicate the number of Shares to be sold and the number of Options to be terminated with payment in respect thereof (the "REDEMPTION NOTICE"). The completion of the purchase shall take place at the principal office of the Company on the tenth business day after the giving of the Redemption Notice to the Trinity Trustee by the Company. The applicable Repurchase Price and any payment with respect to the Options as described above shall be paid by delivery to the applicable Purchaser Entities, of a certified bank check or checks in the appropriate amount payable to the order of each of the applicable Purchaser Entities, against delivery of certificates or other instruments representing the Shares so purchased and appropriate documents cancelling the Options so terminated (or such other documents as the Trinity Trustee


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may reasonably require) appropriately endorsed or executed by the applicable
Purchaser Entities or any duly authorized representative.

         (c) Notwithstanding anything in Section 6(a) to the contrary and subject to Section 11(a), if the Trinity Trustee requires financing from the Company in order to make any payment contemplated by this Section 6 and if the Company fails to provide financing on limited recourse terms reasonably acceptable to the Trinity Trustee or if there exists and is continuing a default or an event of default on the part of the Company or any subsidiary of the Company under any loan, guarantee or other agreement under which the Company or any subsidiary of the Company has borrowed money or if the purchase by the Trinity Trustee or the Company, as the case may be, referred to in Section 6(a) or the loan of funds to the Trinity Trustee by the Company on limited recourse terms satisfactory to the Trinity Trustee would result in a default or an event of default on the part of the Trinity Trustee, the Company or any subsidiary of the Company under any such agreement or if a purchase by the Trinity Trustee or the Company or the loan of funds to the Trinity Trustee by the Company on limited recourse terms satisfactory to the Trinity Trustee would not be permitted by law (each such occurrence being an "EVENT"), then the Trinity Trustee shall not be obligated to purchase any of the Shares, and the Company shall not be obligated to purchase any of the Options (or to pay any applicable Option Excess Price in respect of such Options), from the applicable Purchaser Entities until the first business day which is 10 calendar days after all of the foregoing Events have ceased to exist (the "REPURCHASE ELIGIBILITY DATE"); PROVIDED, HOWEVER, that (i) the number of Shares subject to purchase under this
Section 6(c) shall be that number of Shares, and (ii) in the case of a purchase pursuant to Section 6(a), the number of Exercisable Option Shares (as defined in Section 9) for purposes of calculating the Option Excess Price payable under this Section 6(c) shall be the number of Exercisable Option Shares, specified in the Redemption Notice and held by the applicable Purchaser Entities, at the time of delivery of a Redemption Notice in accordance with Section 6(b) hereof; PROVIDED, FURTHER, that the Repurchase Calculation Date (as defined below) shall be determined in accordance with Section 8 as of the Repurchase Eligibility Date (unless, in a repurchase pursuant to Section 6(a), the Section 6(a) Repurchase Price would be greater if the Repurchase Calculation Date had been determined as if no Event had occurred in which case, solely for purposes of this PROVISO, the Repurchase Calculation Date shall be determined as if no Event had occurred). All Options exercisable as of the date of a Redemption Notice, in the case of a purchase pursuant to Section 6(a), shall continue to be exercisable until the purchase of such Options pursuant to such Redemption Notice, provided that to the extent any Options are exercised after the date of such Redemption Notice, the number of Exercisable Option Shares for purposes of calculating the Option Excess Price shall be reduced (and the number of Option Shares to be purchased in connection with such additional exercise of Options shall be correspondingly increased) accordingly.

7. THE TRINITY TRUSTEE'S OPTION TO PURCHASE SHARES AND THE COMPANY'S OPTION TO PURCHASE OPTIONS OF PURCHASER. (a) If, prior to the sixth anniversary of the Closing Date, (i) the Purchaser's employment with and/or managerial or directorial activities in favor of the Company or any subsidiary or Associated Entity of the Company are terminated by the Company (or such subsidiary or Associated Entity) with Cause (as defined in Section 8(f) below), (ii) the beneficiaries of a Purchaser's Trust shall include any person or entity other than the Purchaser, his or her spouse or his or her lineal descendants (including children by adoption and step children), or (iii) the Purchaser shall transfer or attempt to effect a transfer of any of the Shares other than as permitted in this Agreement (each, a "SECTION 7(a) CALL EVENT"), then:

                  (A) the Trinity Trustee shall have the right, with respect to the Shares, to purchase all or any portion of the Shares then held by the applicable Purchaser Entities at the Section 7(a) Repurchase Price determined in accordance with Section 8 hereof; and

                  (B) with respect to the Options, if the Trinity Trustee exercises the call rights granted under this Section 7(a), all Options (whether or not then exercisable) held by the applicable Purchaser Entities will terminate immediately without payment in respect thereof.

         (b) If, prior to the sixth anniversary of the Closing Date, (i) the Purchaser's employment with and/or managerial or directorial activities in favor of the Company or any subsidiary or Associated Entity of the Company are terminated as a result of the death or permanent disability of the Purchaser or
(ii) if the Purchaser dies or becomes permanently disabled after the Qualified Retirement of the Purchaser from the Company or any of its subsidiaries or Associated Entities or (iii) the Purchaser's employment and/or managerial or directorial activities are terminated as a result of the Qualified Retirement of the Purchaser from the Company or any of its subsidiaries or Associated Entities (each a "SECTION 7(b) CALL EVENT"), then:

                  (A) the Trinity Trustee shall have the right, with respect to the Shares, to purchase all or any portion of the Shares then held by the applicable Purchaser Entities at the Section 6(a) Repurchase Price determined in accordance with Section 8 hereof; and

                  (B) with respect to the Options, if the Trinity Trustee exercises the call rights granted under this Section 7(b), all or any portion of the exercisable Options shall automatically terminate upon payment by the Company of an amount equal to the Option Excess Price, if any, as provided in
Section 9(b)(ii); provided, however, that if the Purchaser is resident in the United Kingdom for purposes of U.K. national insurance regulations, then the Purchaser Entities shall not be entitled to receive the Option Excess Price with respect to exercisable Options but shall instead be required to exercise their exercisable Options in order to be entitled to receive payment for the Option Shares issued in respect thereof upon purchase by the Trinity Trustee of such Option Shares pursuant to the preceding clause (A); all other Options will be dealt with in accordance with the terms of Section 9(b)(i)(A) hereof.

         (c) If, prior to the sixth anniversary of the Closing Date, the Purchaser's employment with and/or managerial or directorial activities in favor of the Company or any subsidiary or Associated Entity of the Company are terminated (i) by the Purchaser with Good Reason or (ii) by the Company (or such subsidiary or Associated Entity) without Cause (each, a "SECTION 7(c) CALL EVENT"), then:

                  (A) the Trinity Trustee shall have the right, with respect to the Shares, to purchase all or any portion of the Shares then held by the applicable Purchaser Entities at the Section 7(c) Repurchase Price determined in accordance with Section 8 hereof; and

                  (B) with respect to the Options, if the Trinity Trustee exercises the call rights granted under this Section 7(c), all or any portion of the exercisable Options shall automatically terminate upon payment by the Company of an amount equal to the Option Excess Price, if any, as provided in Section 9(b)(iii); provided, however, that if the Purchaser is resident in the United Kingdom for purposes of U.K. national insurance regulations, then the Purchaser Entities shall not be entitled to receive the Option Excess Price with respect to exercisable Options but shall instead be required to exercise their exercisable Options in order to be entitled to receive payment for the Option Shares issued in respect thereof upon purchase by the Trinity Trustee of such Option Shares pursuant to the preceding clause (A); all other outstanding Options will be dealt with in accordance with the terms of Section 9(b)(i)(B) hereof.

         (d) If, prior to the sixth anniversary of the Closing Date, the Purchaser's employment with and/or managerial or directorial activities in favor of the Company or any subsidiary or Associated Entity are terminated by the Purchaser without Good Reason (as defined below) (a "SECTION 7(d) CALL EVENT"), then:

                  (i) the Trinity Trustee shall have the right, with respect to the Shares, to purchase all or any portion of the Shares then held by the applicable Purchaser Entities at the Section 7(d) Repurchase Price determined in accordance with Section 8 hereof; and

                  (ii) with respect to the Options, if the Trinity Trustee exercises the call rights granted under this Section 7(d), all or any portion of the exercisable Options shall automatically terminate upon payment by the Company of an amount equal to the Option Excess Price, if any, as provided in
Section 9(b)(iv); provided, however, that if the Purchaser is resident in the United Kingdom for purposes of U.K. national insurance regulations, then the Purchaser Entities shall not be entitled to receive the Option Excess Price with respect to exercisable Options but shall instead be required to exercise their exercisable Options in order to be entitled to receive payment for the Option Shares issued in respect thereof upon purchase by the Trinity Trustee of such Option Shares pursuant to the preceding clause (i); all other outstanding Options will be dealt with in accordance with the terms of Section 9(b)(i)(B) hereof.

         (e) The Trinity Trustee shall have a period of (i) twelve (12) months from the date of a Section 7(b) Call Event and (ii) sixty (60) days from the date of any other Call Event (or, if later, with respect to a Section 7(a) Call Event, the date of discovery of an impermissible transfer constituting a Section 7(a) Call Event), in which to give notice in writing to the Purchaser of its election to exercise its rights pursuant to this Section 7 ("CALL NOTICE"). The completion of the purchases pursuant to the foregoing shall take place at the principal office of the Company on the tenth business day after the giving of the Call Notice. The applicable Repurchase Price and any payment with respect to the Options as described in this Section 7 shall be paid by delivery to the applicable Purchaser Entities of a certified bank check or checks (or through effecting an electronic funds transfer) in the appropriate amount payable to the order of each applicable Purchaser Entity against delivery of a share transfer form and certificates or other instruments representing the Shares so purchased and appropriate documents cancelling the Options so terminated, appropriately endorsed or executed by the applicable Purchaser Entity or its authorized representative.

         (f) Notwithstanding any other provision of this Section 7 to the contrary and subject to Section 11(a), if there exists and is continuing any Event, the Trinity Trustee or the Company, as the case may be, shall delay the purchase of any of the Shares or the Options (or the payment of the applicable Option Excess Price in respect of such Options) (pursuant to a Call Notice timely given in accordance with Section 7(e) hereof) from the applicable Purchaser Entities until the Repurchase Eligibility Date; PROVIDED, HOWEVER, that (i) the number of Shares subject to purchase under this
Section 7 shall be that number of Shares, and (ii) in the case of a purchase pursuant to Section 7(b), 7(c) or 7(d), the number of Exercisable Option Shares for purposes of calculating the Option Excess Price payable under this Section 7 shall be the number of Exercisable Option Shares, held by the applicable Purchaser Entities at the time of delivery of a Call Notice in accordance with
Section 7(e) hereof; and PROVIDED, FURTHER, that the Repurchase Calculation Date shall be determined in accordance with Section 8 based on the Repurchase Eligibility Date (unless (x) in the case of a Section 7(b) Call Event or a
Section 7(c) Call Event, the applicable Repurchase Price would be greater if the Repurchase Calculation Date had been determined as if no Event had occurred, in which case the Repurchase Calculation Date shall be determined as if no Event had occurred, and (y) in the case of a Section 7(a) Call Event or a Section 7(d) Call Event, the applicable Repurchase Price would be less if the Repurchase Calculation Date had been determined as if no Event had occurred, in which case the Repurchase Calculation Date shall be determined as if no Event had occurred); and PROVIDED, FURTHER, that such delay shall in no event exceed twelve months. All Options exercisable as of the date of a Call Notice, in the case of a purchase pursuant to Section 7(b) or 7(c), shall continue to be exercisable until the purchase of such Options pursuant to such Call Notice, provided that to the extent that any Options are exercised after the date of such Call Notice, the number of Exercisable Option Shares for purposes of calculating the Option Excess Price shall be reduced (and the number of Option Shares to be purchased in connection with such additional exercise of Options shall be correspondingly increased) accordingly.

         (g) Section 7(a) Call Events, Section 7(b) Call Events, Section 7(c) Call Events, and Section 7(d) Call Events shall be collectively referred to as "CALL EVENTS."

8. DETERMINATION OF REPURCHASE PRICE. (a) The Section 6(a) Repurchase Price,
Section 7(a) Repurchase Price, Section 7(c) Repurchase Price and the Section 7(d) Repurchase Price are hereinafter collectively referred to as the "REPURCHASE PRICE". The Repurchase Price shall be calculated as of the last day of the month preceding the later of (i) the month in which the event giving rise to the repurchase occurs and (ii) the month in which the Repurchase Eligibility Date occurs (hereinafter called the "REPURCHASE CALCULATION DATE"). The event giving rise to the repurchase shall be the death, permanent disability, retirement or termination of employment or managerial or directorial activities, as the case may be, of the Purchaser, not the giving of any notice required pursuant to Section 6 or 7.

         (b) The Section 6(a) Repurchase Price shall be a per share Repurchase Price equal to the Fair Market Value Per Share (as defined in Section 8(g)) as of the Repurchase Calculation Date.

         (c) The Section 7(a) Repurchase Price shall be a per share Repurchase Price equal to the lesser of (i) the Per Share Purchase Price and (ii) Fair Market Value Per Share as of the Repurchase Calculation Date (but shall not be less than zero); EXCEPT, HOWEVER, if the Purchaser is chargeable in the United Kingdom under Case 1 of Schedule E as of the date hereof, then the Section 7(a) Repurchase Price with respect to Shares other than Option Shares shall be a per share Repurchase Price equal to Tax Fair Market Value Per Share.

         (d) The Section 7(c) Repurchase Price shall be a per share Repurchase Price (i) with respect to all Shares other than Option Shares, equal to the Fair Market Value Per Share and (ii) with respect to all Option Shares, equal to the Book Value Per Share, in each case as of the Repurchase Calculation Date.

         (e) The Section 7(d) Repurchase Price shall be a per share Repurchase Price (i) with respect to all Shares other than Option Shares, (A) if the Fair Market Value Per Share is less than the Per Share Purchase Price, the Fair Market Value Per Share, or (B) if the Per Share Purchase Price is less than the Fair Market Value Per Share, the Per Share Purchase Price PLUS, (in the case of
(B) only) (1) the Applicable Percentage MULTIPLIED by (2) the excess of the Fair Market Value Per Share over the Per Share Purchase Price, and (ii) with respect to all Option Shares, (A) if the Book Value Per Share is less than the Per Share Purchase Price, the Book Value Per Share, or (B) if the Per Share Purchase Price is less than the Book Value Per Share, the Per Share Purchase Price PLUS (in the case of (B) only) (1) the Applicable Percentage MULTIPLIED by (2) the excess, if any, of Book Value Per Share over the Per Share Purchase Price; EXCEPT, HOWEVER, that if the Purchaser is chargeable in the United Kingdom under Case 1 of Schedule E as of the date hereof, then the Section 7(d) Repurchase Price with respect to all Shares other than Option Shares shall be equal to the Tax Fair Market Value Per Share. The "APPLICABLE PERCENTAGE" shall mean zero prior to the second anniversary of the Closing Date, twenty percent (20%) during the period commencing on the second anniversary of the Closing Date, forty percent (40%) during the period commencing on the third anniversary of the Closing Date, sixty percent (60%) during the period commencing on the fourth anniversary of Closing Date, eighty percent (80%) during the period commencing on the fifth anniversary of Closing Date, and on and after the sixth anniversary of the Closing Date, one hundred percent (100%).

         (f) For purposes of this Agreement the following definitions shall apply: "CAUSE" shall mean (i) the Purchaser's willful and continued failure to perform Purchaser's material duties with respect to the Company or any subsidiary or Associated Entity of the Company after reasonable notice and an opportunity by the Purchaser to cure such conduct within 10 days after the Purchaser's receipt of such notice, (ii) willful misconduct by the Purchaser in connection with the Purchaser's employment or managerial or directorial duties which is injurious to the Company or any subsidiary or Associated Entity of the Company, (iii) conviction for any criminal act (other than road traffic violations not involving imprisonment), or (iv) any breach by the Purchaser of the provisions of Section 16 hereof or of any other non-compete agreement and/or confidentiality agreement entered into between the Purchaser and the Company or any subsidiary or Associated Entity of the Company (other than an insubstantial, inadvertent, and non-recurring breach) or (v) any material violation of any written Willis policy after reasonable notice and an opportunity to cure within 10 days of the Purchaser's receipt of such notice; "GOOD REASON" shall mean (i) a reduction in the Purchaser's base salary or a material adverse reduction in the Purchaser's benefits (other than (a) in the case of base salary, a reduction that is offset by an increase in the Purchaser's bonus opportunity upon the attainment of reasonable performance targets established by the Board, or (b) a general reduction in the compensation or benefits of, or a shift in the general compensation or benefits schemes affecting a broad group of, employees of the Company or any of its subsidiaries or Associated Entities), (ii) a material adverse reduction in Purchaser's principal duties and responsibilities, which continues beyond 10 days after written notice by the Purchaser to the Company (or, as the case may be, a subsidiary or Associated Entity) of such reduction or (iii) a significant transfer of the Purchaser away from the Purchaser's primary service area or primary workplace, other than as permitted by the Purchaser's existing service contracts; PROVIDED, HOWEVER, that a Purchaser shall have a period of 10 days following any of the foregoing occurrences, or the last event in a series of events which culminates in providing the basis for such notice, during which such Purchaser may claim that a basis for a Good Reason termination by the Purchaser has occurred. For avoidance of doubt, neither the Company nor any subsidiary nor Associated Entity shall be deemed to have terminated any Purchaser without Cause unless the Company or any such subsidiary or Associated Entity has served a formal termination notice on such employee.

         (g) As used herein, "FAIR MARKET VALUE PER SHARE" shall mean (i) following a Public Offering, Market Price Per Share (as defined below), or (ii) prior to a Public Offering, the fair market value per Common Share, as determined no less than annually (or more frequently if the Board so determines) in good faith by the Board, after it has taken into consideration certain factors (including, without limitation, the general condition of the Company's industry, the historical performance of the Company, and the Company's financial and business prospects) and after it has consulted with an independent investment banking firm selected with the consent of the Group Executive Committee, such consent not to be unreasonably withheld. In addition, after determining the Fair Market Value Per Share, except for purposes of determining Tax Fair Market Value Per Share, the value of an individual Purchaser's Shares on a per share basis shall not be reduced to reflect the illiquidity or minority nature associated with such Purchaser's Shares or the fact that such Purchaser's Shares are non-voting. "TAX FAIR MARKET VALUE PER SHARE" shall mean while the shares are unquoted on a U.S. national securities exchange or the London Stock Exchange, Fair Market Value Per Share adjusted by the Board to reflect the illiquidity and minority nature associated with such Purchaser's Shares, which valuation shall be determined in accordance with Section 273 of the U.K. Taxation of Chargeable Gains Act 1992 and is expected to consist of a discount to Fair Market Value Per Share presumed to be at least 35%; the Board may, but shall not be required to, consult with any investment banking firm concerning the appropriate size of any such discount. When the Shares are quoted on a U.S. national securities exchange or the London Stock Exchange, "Tax Fair Market Value Per Share" shall be determined in accordance with Section 272 of the U.K. Taxation of Chargeable Gains Act 1992.

         (h) As used herein, "BOOK VALUE PER SHARE" shall mean (i) after a Public Offering (as defined below), Market Price Per Share, or (ii) prior to a Public Offering, the quotient of (a) (i) the aggregate amount invested in the Company for Common Shares by Profit Sharing, the management of the Company and its subsidiaries and Associated Entities (including any "roll-over" amounts invested by management pursuant to the Willis Corroon Group Executive Deferred Incentive Plan, the Willis Corroon Group Restricted Share Plan and the Willis Corroon North American Restricted Share Plan), insurance company investors, and other individuals or entities resulting in the acquisition of 100% of the Company, PLUS (ii) the aggregate consolidated profit and loss (after taxes, minority interests, and dividends), of the Company from and after the formation of the Company, PLUS (iii) the aggregate amount contributed to (or credited to shareholders' equity of) the Company after the Closing Date as equity of the Company (including consideration to be received upon exercise of Options and other share equivalents), PLUS (iv) the aggregate amount of any dividends accrued on preference shares converted into Common Shares, PLUS or MINUS (v) other adjustments for certain unusual or other items recognized by the Company in the sole discretion of the Board, DIVIDED BY (b) the sum of the number of Common Shares then outstanding and the number of Common Shares issuable upon the exercise of all outstanding Options and other rights to acquire Common Shares and the conversion of all securities convertible into Common Shares. The items referred to in the calculations set forth in clauses (a)(ii) through (b) of the immediately preceding sentence shall be determined in good faith, and to the extent possible, in accordance with U.K. generally accepted accounting principles applied on a basis consistent with any prior periods as reflected in the consolidated financial statements of the Company.

         (i) As used herein the term "PUBLIC OFFERING" shall mean the sale of Common Shares to the public subsequent to the date hereof pursuant to a registration statement under the Act which has been declared effective by the SEC (other than a registration statement on Form S-8 or any other similar form) or a public listing in the U.K., in either case, which results in an active trading market in at least 35% of the issued and outstanding Common Shares. A "QUALIFIED PUBLIC OFFERING" shall mean any offering of Common Shares to the public pursuant to an effective registration statement and such registration statement includes the sale of Common Shares held by Profit Sharing or its affiliates.

         (j) As used herein, the term "MARKET PRICE PER SHARE" shall mean the price per share equal to the average of the last sale price of the Common Shares on each of the ten trading days prior to the Repurchase Calculation Date on each exchange on which the Common Shares may at the time be listed or, if there shall have been no sales on such exchange on any such trading day, the average of the closing bid and asked prices on such exchange at the end of such trading day or if there is no such bid and asked price on the next preceding date when such bid and asked price occurred or, if the Common Shares shall not be so listed, the average of the closing sales prices as reported by NASDAQ at the end of the Repurchase Calculation Date in the over-the-counter market.

         (k) In determining the Repurchase Price, appropriate adjustments shall be made for any stock dividends, splits, combinations, recapitalizations or any other adjustment in the number of outstanding Common Shares in order to maintain, as nearly as practicable, the intended operation of the provisions of this Section 8.

9. SHARES ISSUED TO PURCHASER UPON EXERCISE OF OPTIONS; TERMINATION AND EXPIRATION OF OPTIONS. (a) Options are subject to the terms of the Option Plan, Stock Option Agreement and the terms set forth herein.

         (b) (i) (A) In the case of an exercise of the put rights described above in Section 6(a)(B) or of the call rights described above in Section 7(b)(B), all outstanding exercisable Options that had been granted to the Purchaser under any Option Plan for which such put or call is exercised will be automatically terminated upon the payment by the Company to the Purchaser of an amount equal to the applicable Option Excess Price, as provided below or, in the case of a Purchaser that is resident in the United Kingdom for purposes of U.K. national insurance regulations, then all exercisable Options, if not then exercised, shall be automatically terminated upon payment by the Trinity Trustee for the Shares (including Option Shares) of the amounts contemplated by Sections 6(a) or 7(b), as the case may be, PROVIDED, HOWEVER, in the event the Option Excess Price is zero or a negative number, all outstanding exercisable Options granted to the Purchaser (including any Purchaser resident in the United Kingdom) under any Option Plan shall remain outstanding and exercisable until expiration in accordance with the terms of such Option Plan. All outstanding unexercisable Options shall be automatically terminated without any payment in respect thereof.

         (B) In the case of an exercise of call rights described above in Sections 7(c)(B) or 7(d)(ii), all outstanding exercisable Options for which such call is exercised that had been granted to the Purchaser under any Option Plan will be automatically terminated upon the payment by the Company to the Purchaser of an amount equal to the applicable Option Excess Price, as provided below or, in the case of a Purchaser that is resident in the United Kingdom for purposes of U.K. national insurance regulations, then all exercisable Options, if not then exercised, shall be automatically terminated upon payment by the Trinity Trustee for the Shares (including Option Shares) of the amounts contemplated by Sections 7(c) or 7(d), as the case may be; PROVIDED, HOWEVER, in the event the applicable Option Excess Price of any Option is less than the Option Exercise Price, such Option shall be automatically terminated without any payment in respect thereof. All outstanding unexercisable Options shall be automatically terminated without any payment in respect thereof.

                  (ii) In the case of an exercise of the put rights described above in Section 6(a)(B) or of the call rights described above in Section 7(b)(B), with respect to each Option, the "OPTION EXCESS PRICE" is the excess, if any, of the Section 6(a) Repurchase Price over the Option Exercise Price (as defined below), MULTIPLIED by the number of Exercisable Option Shares thereunder.

                  (iii) In the case of an exercise of the call rights described above in Section 7(c), with respect to each Option, the "OPTION EXCESS PRICE" is the excess, if any, of the Section 7(c) Repurchase Price applicable to Option Shares over the Option Exercise Price, MULTIPLIED by the number of Exercisable Option Shares thereunder.

                  (iv) In the case of an exercise of the call rights described above in Section 7(d), with respect to each Option, the "OPTION EXCESS PRICE" is the excess, if any, of the Section 7(d) Purchase Price applicable to Option Shares over the Option Exercise Price, MULTIPLIED by the number of exercisable Option Shares thereunder.

         For purposes hereof, "OPTION EXERCISE PRICE" shall mean the exercise price of the Ordinary Shares covered by the applicable Option, and "EXERCISABLE OPTION SHARES" shall mean the Ordinary Shares which, at the time of determination of the Option Excess Price, could be purchased by the Purchaser upon exercise of his or her outstanding Options.

10. "PIGGYBACK" REGISTRATION RIGHTS. (a) Effective upon the date of this Agreement, until the later of (i) six years from the Closing Date and (ii) the first occurrence of (x) a Qualified Public Offering or (y) the existence of an active trading market in 35% or more of the Common Shares, the Purchaser hereby agrees to be bound by all of the terms, conditions and obligations of the Registration Rights Agreement, dated as of December 18, 1998, between the Company and Profit Sharing (the "REGISTRATION RIGHTS AGREEMENT"), and, in the case of a Qualified Public Offering, and only in the case of a Qualified Public Offering, and subject to the limitations set forth in this Section 10, shall have all of the rights, privileges and obligations of the Registration Rights Agreement, in each case as if the Purchaser were an original party (other than the Company) thereto; PROVIDED, HOWEVER, that at no time shall the Purchaser have any rights to request registration under Section 3 of the Registration Rights Agreement or be deemed to be a "Demand Party" for any purpose or in any circumstance; and PROVIDED FURTHER, that the Purchaser shall not be bound by any amendments to the Registration Rights Agreement that adversely affects their rights in any way unless the Purchaser consents thereto provided that such consent will not be unreasonably withheld. Notwithstanding anything to the contrary contained in the Registration Rights Agreement, the Purchaser's rights and obligations under the Registration Rights Agreement shall be subject to the limitations and additional obligations set forth in this Section 10. All Shares purchased or held by the Purchaser (or by a Purchaser Entity) pursuant to this Agreement shall be deemed to be Registrable Securities as defined in the Registration Rights Agreement.

         (b) The Company will promptly notify the Purchaser in writing (a "NOTICE") of any proposed registration (a "PROPOSED REGISTRATION") in connection with a Qualified Public Offering. If within 15 days of the receipt by the Purchaser of such Notice, the Company receives from the applicable Purchaser Entities a written request (a "REQUEST") to register Shares held by the applicable Purchaser Entities (which Request will be irrevocable unless otherwise mutually agreed to in writing by the Purchaser and the Company), Shares will be so registered as provided in this Section 10; PROVIDED, HOWEVER, that for each such registration statement only one Request, which shall be executed by the applicable Purchaser Entities, may be submitted for all Registrable Securities held by the applicable Purchaser Entities.

         (c) The maximum number of Ordinary Shares which will be registered pursuant to a Request will be the lowest of (i) (A) the number of Shares then held by the Purchaser, including all Shares which the Purchaser Entities are then entitled to acquire under an unexercised Option to the extent then exercisable multiplied by (B) a fraction, the numerator of which is the number of Common Shares being sold by Profit Sharing and investment partnerships and investment limited liability companies affiliated with Kohlberg Kravis Roberts & Co. L.P. ("KKR") and the denominator of which is the number of Common Shares owned by Profit Sharing and investment partnerships and investment limited liability companies affiliated with KKR, (ii) the maximum number of Shares which the Company can register in the Proposed Registration without adverse effect on the offering in the view of the managing underwriters (reduced pro rata with all Other Management and Employee Shareholders) as more fully described in subsection (d) of this Section 10 or (iii) the maximum number of Ordinary Shares which the Purchaser (pro rata based upon the aggregate number of Ordinary Shares the Purchaser and all Other Management and Employee Shareholders have requested to be registered) and all Other Management and Employee Shareholders are permitted to register under the Registration Rights Agreement.

         (d) If a Proposed Registration involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of Common Shares requested to be included in the Proposed Registration exceeds the number which can be sold in such offering, so as to be likely to have an adverse effect on the price, timing or distribution of the Common Shares offered in such Qualified Public Offering as contemplated by the Company, then the Company will include in the Proposed Registration (i) first, either (x) 100% of the Common Shares the Company proposes to sell or (y) in the case of a registration request by a "DEMAND PARTY" pursuant to (and as defined in) Section 3 of the Registration Rights Agreement by and among certain insurance carriers or their affiliates and the Company dated as of July 22, 1998, and as such agreement may be amended from time to time (the "CARRIER REGISTRATION RIGHTS AGREEMENT"), 100% of the "REGISTRABLE SECURITIES" of the requesting "HOLDERS" as contemplated by (and as defined in) Section 3 of the Carrier Registration Rights Agreement and, in either event, (ii) second, to the extent of the number of Common Shares requested to be included in such registration which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above, the number of Common Shares which the "HOLDERS" and "OTHER HOLDERS" (as defined in the Registration Rights Agreement), including, without limitation, the Purchaser and Other Management and Employee Shareholders have requested to be included in the Proposed Registration, such amount to be allocated pro rata among all requesting Holders and Other Holders on the basis of the relative number of Common Shares then held by each such Holder and Other Holder (provided that any shares thereby allocated to any such Holder that exceed such Holder's request will be reallocated among the remaining requesting Holders in like manner).

         (e) Upon delivering a Request the Purchaser will, if requested by the Company, execute and deliver a custody agreement and power of attorney in form and substance satisfactory to the Company with respect to the Shares to be registered pursuant to this Section 10 (a "CUSTODY AGREEMENT AND POWER OF ATTORNEY"). The Custody Agreement and Power of Attorney will provide, among other things, that the Purchaser will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates representing such Shares (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly executed stock powers in blank) and irrevocably appoint said custodian and attorney-in-fact as the Purchaser's agent and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on the Purchaser's behalf with respect to the matters specified therein.

         (f) The Purchaser agrees that he or she will execute such other agreements as the Company may reasonably request to further evidence the provisions of this Section 10.

11. PRO RATA REPURCHASES; DIVIDENDS. (a) Notwithstanding anything to the contrary contained in Section 6, 7 or 8, if at any time consummation of all purchases and payments to be made by the Trinity Trustee or the Company, as the case may be, pursuant to this Agreement and the Other Management and Employee Shareholders' Agreements would result in an Event, then the Trinity Trustee or the Company, as the case may be, shall first make purchases from, and payments to, any Purchaser's Estate and the estate of any Other Management and Employee Shareholders who have died or become permanently disabled while employed (and/or while acting in a managerial or directorial capacity) or following Qualified Retirement pro rata and, second, to any other Purchaser and Other Management and Employee Shareholders pro rata (in each case, on the basis of the proportion of the number of Shares and the number of Options each such Purchaser's Estate and such other estates, and each Purchaser and all Other Employee Shareholders, as the case may be, have elected or are required to sell to the Trinity Trustee or the Company, as the case may be) for the maximum number of Shares and shall pay the Option Excess Price for the maximum number of Options permitted without resulting in an Event (the "MAXIMUM REPURCHASE AMOUNT"). The provisions of
Section 6(c) and 7(f) shall apply in their entirety to payments and repurchases with respect to Options and Shares which may not be made due to the limits imposed by the Maximum Repurchase Amount under this Section 11(a). Until all of such Shares and Options are purchased and paid for by the Trinity Trustee or the Company, as the case may be, the Purchaser and the Other Management and Employee Shareholders whose Shares and Options are not purchased in accordance with this
Section 11(a) shall have priority, on a pro rata basis, over other purchases of Ordinary Shares and Options by the Trinity Trustee or the Company, as the case may be, pursuant to this Agreement and Other Management and Employee Shareholders' Agreements.

         (b) No dividends on the Ordinary Shares are expected to be paid by the Company prior to a Public Offering. In the event any dividends are paid with respect to the Ordinary Shares, the Purchaser will be treated in the same manner as all other shareholders with respect to Ordinary Shares then owned by the Purchaser.

12. RIGHTS TO NEGOTIATE PURCHASE PRICE. Nothing in this Agreement shall be deemed to restrict or prohibit the Trinity Trustee or the Company, as the case may be, from purchasing Shares or Options from the Purchaser at any time, upon such terms and conditions, and for such price, as may be mutually agreed upon between the parties, whether or not at the time of such purchase circumstances exist which specifically grant the Trinity Trustee the right to purchase, or the Purchaser the right to sell, Shares or the Company has the right to pay, or the Purchaser has the right to receive, the Option Excess Price under the terms of this Agreement.

13. ASSIGNABILITY OF CERTAIN RIGHTS BY THE TRINITY TRUSTEE. The Trinity Trustee shall have the right to assign any or all of its rights or obligations to purchase Shares pursuant to Sections 5, 6 and 7 hereof to the Company or Profit Sharing or an affiliate of Profit Sharing.

14. BOARD DISCRETION. In the event a Purchaser's employment and/or managerial or directorial duties are terminated or, in the event a Purchaser experiences a personal or financial hardship, the Board may, in its sole discretion, determine to apply more favorable terms to such Purchaser's Shares and Options than those established in this Agreement, and the relevant member of the Group Executive Committee may recommend to the Board that more favorable terms be applied. In addition, in the event of a sale or other disposition of any subsidiary, Associated Entity, division or business by the Company (or any of its subsidiaries), the Board shall, in its sole discretion, determine whether a termination of employment of a Purchaser has occurred for purposes of this Agreement and the conditions applicable to such termination, after consideration of any recommendation by the Group Executive Committee.

15. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE TRINITY TRUSTEE. The Company represents and warrants to the Purchaser that (A) this Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, and (B) the Shares, when issued, delivered and paid for in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable. The Trinity Trustee represents and warrants to the Purchaser that this Agreement has been duly authorized, executed and delivered by the Trinity Trustee and constitutes a valid and legally binding obligation of the Trinity Trustee enforceable against the Trinity Trustee in accordance with its terms.

16. COVENANT NOT TO COMPETE; SEVERANCE; CONFIDENTIAL INFORMATION. In consideration of the Company entering into this Agreement with the Purchaser, the Purchaser hereby agrees effective as of the Closing Date, without the Company's prior written consent, the Purchaser shall not (i) directly or indirectly, at any time during or after the Purchaser's employment with the Company, a subsidiary or an Associated Entity, disclose any Confidential Information (as defined below) and shall use his or her best efforts to prevent the taking or disclosure of any Confidential Information pertaining to the business of the Company or any of its subsidiaries or Associated Entities, except when required by law; or (ii) unless the Purchaser and the Company (or any of its subsidiaries or Associated Entities) are already party to a valid and enforceable agreement which provides for a covenant not to compete (in which case such agreement shall control), at any time during the Purchaser's employment with the Company or a subsidiary or Associated Entity and for twelve months thereafter, directly or indirectly (A) be engaged in or have financial interest (other than an ownership position of less than 5% in any company whose shares are publicly traded or any non-voting non-convertible debt securities in any company) in any business in Competition (as defined below) with the Restricted Group (as defined below) or (B) solicit, accept or perform, other than on the Restricted Group's behalf, insurance or bond brokerage, agency, risk management, claims administration, self-insurance, consulting or other business performed by the Restricted Group for any client with whom the Purchaser has had business dealings, or any prospective client from whom the Purchaser has participated in soliciting business, in either case within the last 12 months of the Purchaser's employment with the Company, a subsidiary or an Associated Entity; PROVIDED, HOWEVER, that the Company may, at its option, pay the Purchaser (if the Purchaser is subject to clause (ii) above) severance payments in consideration for extending this restrictive covenant for an additional twelve months; PROVIDED, FURTHER, that the Company may, at its option, require the Purchaser (if the Purchaser is subject to clause (ii) above) to be on paid leave for the entire or any portion of the foregoing 24 month period. As used in this Agreement, the term "CONFIDENTIAL INFORMATION" means all non-public information concerning the financial data, strategic business plans, and other non-public, proprietary, and confidential information of the Company or any of its subsidiaries or affiliated entities (the "RESTRICTED GROUP") as in existence during the Purchaser's employment with, or performance of managerial or directorial duties for, the Company (and/or a subsidiary or Associated Entity) and as of the date of any termination of such employment or the performance of such duties. As used in this Agreement, and except as otherwise defined in a valid and enforceable agreement between the Purchaser and the Company or a subsidiary or Associated Entity, a business shall be in "COMPETITION" if it is principally engaged in any business active in the insurance or surety or fidelity bond brokerage, agency, risk management, claims administration, self-insurance, risk management consulting or other business performed by the Company, a subsidiary or Associated Entity or if it is a business in which any of the Company, a subsidiary or an Associated Entity has taken steps toward engaging. This Section 16 shall not apply to a Purchaser who is a UK or Irish employee. Any such Purchaser will, if so informed by the Company, be required to enter into separate confidentiality and post employment restraints as a condition of the Purchase of any Shares. A Purchaser shall be considered a UK or Irish employee if and for so long as: (a) the contract of employment of the Purchaser is with Willis Group or any of its UK or Irish subsidiaries and the Purchaser ordinarily works in Great Britain or Ireland and any work he or she may do outside Great Britain or Ireland is for the same employer; or (b) the law which governs the Purchaser's contract of employment is the law of England and Wales, the law of Scotland or the law of Ireland.

17. COVENANT REGARDING 83(b) ELECTION. Except as the Company may otherwise agree in writing, the Purchaser hereby covenants and agrees that, if the Purchaser is a U.S. taxpayer, he or she will make an election provided pursuant to Treasury Regulation 1.83-2 with respect to the Shares, including without limitation, the Shares to be acquired pursuant to Section 1 and the Shares to be acquired upon each exercise of the Purchaser's Options; and the Purchaser further covenants and agrees, if the Purchaser is a U.S. taxpayer, that he or she will furnish the Company with copies of the forms of election the Purchaser files within 30 days after the date hereof, and within 30 days after each exercise of Purchaser's Options and with evidence that each such election has been filed in a timely manner.

18. NOTICE OF CHANGE OF BENEFICIARY. Immediately prior to any transfer of Shares to a Purchaser's Trust, the Purchaser shall provide the Company with a copy of the instruments creating the Purchaser's Trust and with the identity of the beneficiaries of the Purchaser's Trust. The Purchaser shall notify the Company as soon as practicable prior to any change in the identity of any beneficiary of the Purchaser's Trust.

19. EXPIRATION OF CERTAIN PROVISIONS. The provisions contained in Sections 5, 6 and 7 of this Agreement and the portion of any other provision of this Agreement which incorporates the provisions of Sections 5, 6 and 7, shall terminate and be of no further force or effect with respect to any Shares sold by the Purchaser
(i) pursuant to an effective registration statement filed by the Company pursuant to Section 10 hereof or (ii) pursuant to the terms of the Sale Participation Agreement of even date herewith between the Purchaser and Profit Sharing.

         The provisions contained in Sections 4, 5, 6, 7 and 17 of this Agreement, and the portion of any other provisions of this Agreement which incorporate the provisions of such

Sections, shall terminate and be of no further force or effect upon a "CHANGE OF CONTROL", as defined in the Option Plan.

         Except as set for the above, such provisions shall not terminate in the event of any public offering or stock exchange listing of Common Shares.

20. RECAPITALIZATIONS, ETC. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Shares or the Options, to any and all shares of capital stock of the Company or any capital stock, partnership units or any other security evidencing ownership interests in any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or substitution of the Shares or the Options, by reason of any stock dividend, split, reverse split, bonus issue, combination, recapitalization, liquidation, reclassification, merger, consolidation or otherwise, with appropriate adjustments to per share repurchase prices, as may be determined in good faith by the Board of Directors in a manner consistent with any adjustments to the Options.

21. U.S. STATE SECURITIES LAWS. The Company hereby agrees to use its reasonable best efforts to comply with all U.S. state securities or "blue sky" laws which might be applicable to the sale of the Shares and the issuance of the Options to the Purchaser.

22. BINDING EFFECT. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. In the case of a transferee permitted under Section 3(a) hereof, such transferee shall be deemed the Purchaser hereunder; provided, however, that no transferee (including without limitation, transferees referred to in Section 3(a) hereof) shall derive any rights under this Agreement unless and until such transferee has delivered to the Company a valid undertaking and becomes bound by the terms of this Agreement.

23. AMENDMENT. This Agreement may be amended only by a written instrument signed by the Parties hereto.

24. NOTICES. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such mail delivery, to the Company, Profit Sharing or the Purchaser, as the case may be, at the following addresses or to such other address as the Company, Profit Sharing or the Purchaser, as the case may be, shall specify by notice to the others:

                 (i)           (a) if to the Company, to it at:

                      TA I Limited
                      Ten Trinity Square
                      London  EC3P 3AX
                      England
                      ATTENTION:  Company Secretary
                      with a copy to

                      Mourant & Co. Trustees Limited
                      22 Grenville Street
                      St. Helier
                      Jersey JE4 8PX
                      Channel Islands
                      ATTENTION:  Sarah Rayson

                      (b) if to the Trinity Trustee, to it at the address above, with a copy to the Company, at the address above.

         In the case of a notice delivered pursuant to (a) or (b) above, a copy shall be sent to

                      Kohlberg Kravis Roberts & Co.
                      9 West 57th Street
                      Suite 4200
                      New York, New York 10019
                      ATTENTION:  Perry Golkin

                      and to

                      Simpson Thacher & Bartlett
                      99 Bishopsgate
                      London EC2M 3YH
                      England
                      ATTENTION:  Gregory W. Conway

                      and to

                      Clifford Chance
                      200 Aldersgate Street
                      London EC1A 4JJ
                      England
                      ATTENTION:  Daniel Kossoff and Robin Tremaine

         (ii) if to the Purchaser, to the Purchaser at the address set forth on Annex A hereto.

All such notices and communications shall be deemed to have been received on the date of delivery or on the third business day after the mailing thereof.

25. APPLICABLE LAW; SUBMISSION TO JURISDICTION. This Agreement and the rights and duties of the parties hereunder shall be governed by and construed in accordance with the laws of the State of New York. Any suit, action or proceeding against the Purchaser with respect to this Agreement, or any judgment entered by any court in respect of any thereof, may be brought (i) with respect to any Purchaser who is a resident of the United States of America, in any court of competent jurisdiction in the State of New York or located in the City of New York, as the Company may elect in its sole discretion or (ii) with respect to any other Purchaser, in any court of competent jurisdiction in England and Wales, as the Company may elect in its sole discretion and the Purchaser hereby submits accordingly to the nonexclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. By the execution and delivery of this Agreement, the Purchaser irrevocably appoints CT Corporation System, at its office at 1633 Broadway, New York, New York or Willis Group Limited, at its registered office for the time being, as the case may be, as his or her agent upon which process may be served in any such suit, action or proceeding. Service of process upon such agent, together with notice of such service given to the Purchaser in the manner provided in Section 24 hereof shall be deemed in every respect effective service of process upon him or her in any suit, action or proceeding. Nothing herein shall in any way be deemed to limit the ability of the Company or the Trinity Trustee to serve any such writs, process or summonses in any other manner permitted by applicable law or to obtain jurisdiction over the Purchaser, in such other jurisdictions, and in such manner, as may be permitted by applicable law. The Purchaser hereby irrevocably waives any objections which he or she may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of New York, if the Purchaser is a resident of the United States, or in England and Wales, if the Purchaser is a resident of any other jurisdiction, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum. No suit, action or proceeding against the Company or the Trinity Trustee with respect to this Agreement may be brought in any court, domestic or foreign, or before any similar domestic or foreign authority other than in a court of competent jurisdiction in the State of New York or in England or Wales, and the Purchaser hereby irrevocably waives any right which he or she may otherwise have had to bring such an action in any other court, domestic or foreign, or before any similar domestic or foreign authority. The Company and the Trinity Trustee each hereby submits accordingly to the jurisdiction of such courts for the purpose of any such suit, action or proceeding.

26. SECTION AND OTHER HEADINGS, ETC. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

27. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the Company, the Trinity Trustee and, upon due execution and delivery of the Master Acceptance Form, the Purchaser have executed this Agreement, as of the date set forth above.


                                   TA I LIMITED


                                   By: /s/ Michael Chitty
                                      --------------------------------
                                      Name:  Michael Chitty
                                      Title: Corporate Secretary


                                   MOURANT & CO. TRUSTEES LIMITED

                                   By: /s/ James David Philippe Crill
                                      ---------------------------------
                                      Name:  James David Philippe Crill
                                      Title: